Exhibit 10(b)(b)
                                                                ----------------
                               SEVERANCE AGREEMENT

         THIS SEVERANCE AGREEMENT is entered into this 27th day of September, 2000 by and between Guilford Mills, Inc., a Delaware corporation (the "Company"), and Terrence E. Geremski, a resident of Guilford County, North Carolina (the "Employee").

                                   WITNESSETH:
                                   -----------

         WHEREAS, the Employee is employed by the Company as its Executive Vice President and Chief Financial Officer and the Employee also serves as a director of the Company; and

         WHEREAS, the Employee and the Company have agreed that the Employee will resign as an officer, employee and director of the Company as more fully set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1.       Resignation.

                  (a) The Employee hereby acknowledges and agrees that his resignation as an officer of the Company, and as an employee, officer and director of any and all subsidiaries and affiliates of the Company, shall be effective as of the Effective Date, as hereinafter defined. The Employee shall remain as an employee and director of the Company through and until December 31, 2000 (the "Employment Termination Date"), at which time his employment with the Company and his service on the Company's Board of Directors shall terminate. The Employee shall take such action and execute and deliver all such documents and agreements as the Company may request for purposes of effectuating the Employee's resignations as an officer, employee and director of the Company and its subsidiaries and affiliates.

                  (b) Prior to the Employment Termination Date, the Employee shall provide such advisory and consulting services within his areas of experience as may be assigned or delegated to him by the Chairman of the Board of the Company or the President of the Company. The Employee shall furnish such consulting services to the Company faithfully and to the best of his ability on such dates and at such times during such period as are reasonably requested by the Company. The Employee shall perform all such services at, upon the direction of the Chairman of the Board of the Company or the President of the Company, either the Employee's residence or one of the Company's offices. The Company shall provide, at its sole cost and during the period commencing as soon as practicable after the Effective Date and ending on the Employment Termination

                           Date, an off premises telephone extension linking the Employee's residential telephone line with the Company's telephone system. The Employee shall have no authority to bind or obligate the Company in any manner whatsoever during the period of such consulting or thereafter. Prior to the Employment Termination Date, the Employee shall devote all of his business time, attention, knowledge, energy and skills to the performance and discharge of such consulting services assigned or delegated to him and agrees not to engage in any other business activity whatsoever, except that the Employee shall be permitted to spend a reasonable amount of time and effort (i) providing services to civic and charitable organizations and (ii) availing himself of the outplacement services described in Section 7(a) hereof and searching for a new full-time employment position commencing after the Employment Termination Date.

         2.       Payments.

                  (a) The Company shall pay to the Employee the amount of Twenty Nine Thousand One Hundred Sixty Six Dollars and 67/100 ($29,166.67), on October 15, 2000,
                           November 15, 2000 and December 15, 2000, in each case subject to applicable withholding for Federal, State and local income taxes, FICA, FUTA and other legally required withholding taxes and contributions (collectively, "Withholdings").

                  (b) Subject to the Employee's execution and delivery of the release in accordance with Sections 8(b) and 8(c) hereof, the Company shall pay to the Employee as severance the amount of One Hundred Seventy Five Thousand Dollars ($175,000.00), subject to Withholdings, on or before the tenth day after the Company's receipt of the Employee's executed release pursuant to Section 8(c) hereof.

                  (c) Subject to the Employee's execution and delivery of the release in accordance with Sections 8 (b) and 8(c) hereof, the Company shall pay to the Employee as severance the amount of Six Hundred Twenty Five Thousand Dollars ($625,000.00), payable in 24 equal, consecutive monthly installments during the period commencing on February 15, 2001 and ending on January 15, 2003 (the period commencing on January 1, 2001 and ending on January 15, 2003 or, if payments and benefits hereunder are terminated pursuant to Section 11(b) hereof, ending on the date of such termination, hereinafter referred to as the "Severance Period"), in each case subject to Withholdings.



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

         3. Health and Supplemental Life Insurance; Disability Insurance. The Employee shall remain eligible to participate in the Company's health and dental insurance, and supplemental life insurance plans during the Severance Period on the same basis as if he were employed with the Company. Thereafter, the Employee shall have the right to convert health and dental insurance coverage pursuant to the provisions of COBRA to the extent permitted under the applicable plans and so long as such COBRA coverage is acceptable to the insurance carriers. The Company shall deduct from each payment made to the Employee pursuant to Section 2 hereof the amount of the Employee's cost in participating in such plans in accordance with the applicable terms and provisions of such plans and on the same basis as if he were employed with the Company. The Company shall notify the Employee of changes in such plans at the same time as it notifies its employees of such changes. The Employee may elect to terminate his participation in such plans at any time during the Severance Period by providing written notice of such election to the Company. The Employee's coverage under the Company's disability insurance plans, including basic, supplemental and excess plans, will terminate as of the Employment Termination Date.

         4. Stock Options. Subject to the terms of the Company's 1991 Stock Option Plan, as amended, and the terms of the stock option contracts previously entered into between the Company and the Employee, the Employee shall be eligible and entitled to exercise the options previously granted to him as follows:
                  (1) stock options to acquire 50,000 shares of Company common stock at any time before March 31, 2001 at an exercise price of $19.75 per share, $21.725 per share or $23.70 per share, except that options to acquire no more than 18,750 shares of Company common stock can be exercised at an exercise price of either $23.70 per share or $21.725 per share and options to acquire no more than 37,500 shares of Company common stock can be exercised at an exercise price of $19.75 per share, (2) stock options to acquire 30,000 shares of Company common stock at any time before March 31, 2001 at an exercise price of $19.53 per share, (3) stock options to acquire 12,666 shares of Company common stock at any time before March 31, 2001 at an exercise price of $6.03 per share and (4) stock options to acquire 11,250 shares of Company common stock at any time before February 6, 2001 at an exercise price of $14.87 per share.

         5. Restricted Stock. Subject to the terms of the Company's 1989 Restricted Stock Plan, as amended, and the terms of the restricted stock agreements previously entered into between the Company and the Employee, the Employee shall vest in the 54,000 shares of restricted Company common stock previously granted to him thereunder, and all accrued dividends and interest thereon, effective December 31, 2000. The vesting of such shares of Company common stock shall constitute a taxable event for the Employee. The Company shall send to the Employee on or about December 31, 2000 a form pursuant to which the


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

                  Employee can elect the manner in which such tax obligation may be satisfied. After the Employee's tax obligation in connection with such restricted stock vesting is satisfied, the Company shall send to the Employee a certificate evidencing 54,000 shares of Company common stock, less any shares withheld to satisfy taxes.

         6. SERP; Life Insurance. Simultaneously with the execution and delivery of this Agreement, the parties shall execute (i) the First Amendment to the Senior Managers' Supplemental Retirement Plan Agreement in the form attached hereto as Exhibit A, (ii) the First Amendment to the Senior Managers' Pre-Retirement Life Insurance Agreement in the form attached hereto as Exhibit B and (iii) the First Amendment to the Senior Managers' Life Insurance Plan Agreement in the form attached hereto as Exhibit C. The foregoing amendments shall be held by the Company in escrow, and shall not have any force or effect, unless and until the Effective Date occurs at which time the Company shall forward to the Employee counterpart originals of such amendments. If the Employee instead exercises his rights to revoke this Agreement in accordance with the terms of Section 8 hereof, then the Company shall destroy such amendments and they shall be given no force or effect and shall be void ab initio.

         7.       Other Benefits.

                  (a) The Company shall reimburse the Employee, upon the Company's receipt of adequate supporting documentation, for the cost of any reasonable outplacement services directly related to the Employee's search for a new full-time employment position, which services the Employee obtains during the one year period commencing on the date hereof, provided that in no event shall the Company be obligated to reimburse the Employee more than Ten Thousand Dollars ($10,000.00) for such services.

                  (b) The Employee's recent account balances in the Company's Salaried Associate Retirement Profit-Sharing Plan, Employee Stock Ownership Plan and Excess Benefit Plan (collectively, the "Retirement Plans"), together with information and instructions concerning distribution alternatives, are set forth on Exhibit D hereto. The Employee shall be eligible to receive a contribution to his accounts under the Retirement Plans with respect to the Company's 2000 fiscal year ending October 1, 2000 on the same basis as other participants in such plans, if and to the extent any contributions are made by the Company to such plans.

                  (c) The Employee shall be permitted to retain after the Effective Date the following items of Company office equipment: (i) the personal computer, printer and scanner which the Employee has been using at his residence, (ii) the cellular phone, Palm Pilot and


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

                           dictaphone which are in the Employee's possession; and (iii) Toshiba laptop computer, model no. Tecra 700CT.

                  (d) Within five business days after the Effective Date, the Company shall pay to the Employee the amount of any accrued, but unused vacation with respect to the 2000 calendar year in accordance with the Company's vacation policy.

                  (e) The change-in-control severance agreement, dated June 1, 2000, between the Company and the Employee will continue and expire in accordance with its terms.

                  (f) The Employee expressly acknowledges and agrees that the payment or extension of benefits provided or described in this Agreement shall constitute the sole and entire compensation and benefits due or to become due to him in connection with his employment by the Company and his service on the Company's Board of Directors (and the termination thereof). The Employee further acknowledges and agrees that the Company shall have no obligation to provide to the Employee any wages, salary, bonuses, vacation pay, stock options or other stock awards, benefits or compensation of any kind or nature whatsoever, except as specifically provided for or described in this Agreement. Without limiting the generality of the foregoing, the Employee expressly waives any rights he might otherwise have to participate in any manner whatsoever in the 401(k) retirement plan which the Company intends to adopt. Except as otherwise expressly provided, the Company shall have no obligation to maintain or continue any particular benefit plan.

         8.       Release.

                  (a)      The Employee specifically acknowledges the following:
                           (i) the Employee has been given at least 21 days within which to consider this Agreement; (ii) the Employee is advised to consult with an attorney before executing this Agreement, and the Employee acknowledges that he has had the opportunity to consult an attorney; (iii) the Employee has seven days following the execution of this Agreement to revoke the Agreement; this Agreement, and the rights and obligations of the parties hereunder, will become effective upon the eighth day (the "Effective Date") following the date hereof, provided the Employee does not earlier revoke this Agreement by notifying the Company in writing of his election to revoke; (iv) the Employee recognizes that he is specifically releasing, among other claims, any claims he may have arising under the Age Discrimination in Employment Act of 1967 and all amendments thereto; (v) the Employee is not waiving any rights or claims that he


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

                           may have which arise after the date of this Agreement is executed; and (vi) the Employee also acknowledges that this Agreement is intended by the parties to comply with the terms and provisions of the Older Workers' Benefit Protection Act of 1990 and all amendments thereto.

                  (b) The Employee, for himself, his heirs, executors, administrators, successors and assigns (collectively hereinafter referred to as "Releasors") hereby releases without recourse and forever discharges the Company, together with any subsidiary or affiliated corporations, organizations or entities, and their respective associates, employees, directors, officers, agents, representatives, heirs, personal representatives, successors and assigns (collectively hereinafter referred to as "Releasees") from any and all claims, actions, causes of action and demands for money, losses, damages, costs, expenses or otherwise, which Releasors have, or may have, against Releasees, arising out of, involving, or connected to the Employee's employment with the Company (or the termination thereof) and the matters and things referred to in this Agreement or otherwise, including, without limitation, any claims arising out of any of the terms and conditions of the Employee's employment with the Company such as hiring, promotion, compensation (including bonuses, shares of stock, fringe benefits or other remuneration or compensation however denominated), demotion, breach of contract, tort or any adverse personnel action taken against the Employee by the Company, and Releasors understand and agree that this Agreement represents a compromise of any and all claims, known or unknown, and is a full and complete accord and satisfaction with Releasees, as to all claims, known and unknown, which Releasors have, or may have, against Releasees through the date of this Agreement, without the provisions hereof being construed to be an admission of liability. Without limiting the generality of the foregoing, Releasors further agree that they will not institute or be a party to, whether directly or indirectly, any civil action against Releasees, under any Federal, State, or local authority or any common law theory (whether founded in tort or contract), including but not limited to 42 U.S.C.ss.1981, Title VII of the Civil Rights Act of 1964, the Equal Pay Act of 1963, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974 (except as to any claim with respect to any vested benefits or rights under any of the Company's employee benefit plans in which the Employee is a participant), or any similar legislation, constitutional provision, executive order or regulation, or any common law theory (whether founded in tort or contract) in connection with any act, state of facts, or occurrence or omission, whether or not previously


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

                           asserted, either occurring before or existing on the date of execution of this Agreement. Notwithstanding anything in the foregoing to the contrary, the foregoing release shall not apply to the executory provisions of this Agreement.

                  (c) As soon as practicable after the Employment Termination Date, the Employee shall execute and deliver to the Company a release, effective December 31, 2000, in the same form as the release set forth in Section 8(b).

         9.       Confidentiality; No Solicitation; No Disparagement.

                  (a) The Employee acknowledges that given the senior executive positions he has held with the Company, he has had access to and acquired (and may, in connection with the provision of the consulting services described in Section 1(b) hereof or otherwise, in the future acquire) sensitive, confidential, proprietary and non-public information relating to the Company, including, without limitation, information concerning the Company's business; operations; affairs; plans; policies; business methods; systems; trade secrets; know-how; employees, officers and directors and their performance and personalities; customers and manufacturing processes (collectively, the "Information"). The Employee acknowledges the confidentiality of the Information and that the Company has a legitimate and significant business interest in preventing the unauthorized disclosure of the Information. The Employee shall not divulge, in any manner whatsoever, any Information to any third party or entity, except that this duty of confidentiality shall not apply to Information that:
                           (i) is, or becomes, generally known to the public, other than by reason of the Employee's breach of his confidentiality obligations hereunder; (ii) was known by the Employee at the time of the Company's disclosure to him as evidenced by the Employee's written records in existence prior to the Company's disclosure thereof to him; (iii) is disclosed to the Employee by a third party who, to the Employee's knowledge, has a legal right to make such disclosure; or (iv) is required to be disclosed by law or a court of competent jurisdiction (it being acknowledged and agreed that in such event, the Employee shall promptly notify the Company of such requirement and provide the Company an opportunity (if it so elects) to contest such law or court order and the Employee shall cooperate with the Company in any efforts to contest such law or court order). Except as expressly set forth in Section 7(c) hereof, the Employee shall deliver to the Company (i) on or before the Effective Date all documents, notes, programs, data and any other materials of the Company (including any copies thereof) in the Employee's possession or under his control as of such date, and (ii) on or before the


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                           Employment Termination Date, all documents, notes,
                           programs, data and any other materials of the Company (including any copies thereof) which the Employee acquires possession or control of after the Effective Date and which are in his possession or under his control as of the Employment Termination Date

                  (b) Notwithstanding anything to the contrary contained herein, the Employee and the Company covenant and agree that they will keep confidential and will not disclose to anyone the terms of this Agreement except
                           (i) in an action arising out of a breach or alleged breach of any provision of this Agreement; (ii) to the Internal Revenue Service, the North Carolina Department of Revenue, any other taxing authority, or any court, tribunal or agency in which any action or proceeding is pending with respect to any tax liability asserted against the Employee; (iii) communications to the following: (1) the attorneys, accountants and financial advisors representing the Employee and the Company, (2) the Employee's immediate family, (3) any bank, financial institution or other person from whom the Employee may seek a loan or any other extension of credit or who may request a financial statement from the Employee, (4) the officers and directors of the Company, and (5) any other person (including, without limitation, the shareholders of the Company) to whom such information must be furnished by law, by federal or state regulation, or by order of any court, tribunal or agency of competent jurisdiction.

                  (c) During the Severance Period, the Employee shall refrain, without first obtaining the written consent of the Company, from directly or indirectly soliciting, enticing, persuading, inducing or hiring any employee, consultant, agent, independent contractor or other person (other than secretarial and clerical personnel) who is employed by the Company on the date hereof or who has been employed by the Company during the 12 month period preceding such date to become employed by any person, firm, entity or corporation or approach any such person for any of the foregoing reasons.

                  (d) The Employee agrees that he will not make any statement, or encourage or assist any other person or entity to make any statement, disparaging the reputation, business, or character of the Company or of any of the Company's associates, employees, officers, or directors.

                  (e) The Company acknowledges that the Employee has previously entered into several stock-based benefit agreements with the Company (namely, stock option contracts dated February 6, 1996, May 27, 1997 and


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

                           June 24, 1998 and restricted stock agreements dated May 27, 1997 and June 24, 1998), which agreements prohibit the Employee, after certain terminations of employment with the Company, from becoming employed by, or providing similar services to, competitors of the Company. To the extent such prohibitions by their terms apply only in the event of the termination of the Employee's employment by the Company for cause or the Employee's voluntary termination of employment, such prohibitions shall not apply to the Employee after the Employment Termination Date, provided that the Employee does not breach this Agreement.

         10.      Developments.

                  (a) The Employee acknowledges that all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications thereof relating to the Company's business or planned business that, alone or jointly with others, the Employee may have conceived, created, made, developed, reduced to practice or acquired during his employment with the Company (collectively, the "Developments") are works made for hire and shall remain the sole and exclusive property of the Company and the Employee hereby assigns to the Company all of his right, title and interest in and to all such Developments. If, for any reason, such Developments are not deemed works for hire, the Employee shall assign, and hereby assigns to the Company all of the Employee's right, title and interest (including, but not limited to copyright, patent, and all rights of inventorship) in and to such Developments. The Employee agrees that he will, at any time upon request and at the expense of the Company, promptly execute all instruments and papers and perform all acts whatsoever, which are necessary or desired by the Company to vest and confirm in the Company, and its successors, assigns and nominees, fully and completely, all rights created by this section and which may be necessary or desirable to enable the Company, and its successors, assigns and nominees, to secure and enjoy the full benefits and advantages thereof. The Employee shall assist and cooperate with the Company or its representatives in any controversy or legal proceeding relating to such Developments, or to any patents, copyrights or trade secrets with respect thereto. If for any reason the Employee refuses or is unable to assist the Company in obtaining or enforcing its rights with respect to such Developments, the Employee hereby irrevocably designates and appoints the Company and its duly authorized agents as the Employee's agents and


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

                           attorneys-in-fact to execute and file any documents and to do all other lawful acts necessary to protect the Company's rights in the Developments. The Employee expressly acknowledges that the special foregoing power of attorney is coupled with an interest and is therefore irrevocable and shall survive the death of or incompetency of the Employee as well as any termination of this Agreement.

                  (b) The Employee grants to the Company all right, title and interest in and to all developments, including, without limitation, inventions, patentable or otherwise, discoveries, improvements, patents, trade secrets, designs, reports, computer software, flow charts and diagrams, procedures, data, documentation, ideas and writings and applications, which are not within the scope of Developments as defined herein but which have been conceived or made by the Employee during the hours which he is employed by the Company or with the use or assistance of the Company's facilities or materials and personnel.

                           For purposes of Sections 9 and 10 hereof, the term the "Company" shall include not only Guilford Mills, Inc., but also all subsidiaries and affiliated corporations, organizations or entities thereof.

                  (c) The duties and obligations imposed on the Employee by virtue of Sections 9 and 10 shall be in addition to any other duties and obligations to which the Employee may be subject by virtue of statutory or common law including, without limitation, any duties and obligations based upon the Employee's status as an officer or director of the Company.

         11.      Remedies.

                  (a) The Employee acknowledges and agrees that any breach by him of the provisions of Section 9 or 10 hereof will cause the Company irreparable injury and damage. The Employee, therefore, expressly agrees that in addition to any other remedies the Company may have under this Agreement or otherwise, the Company shall be entitled to injunctive and/or other equitable relief to prevent an anticipatory or continuing breach of Section 9 or 10 hereof and to secure its enforcement.

                  (b) If the Employee breaches the terms of this Agreement, then the Company's obligation to continue payments or extend benefits to him pursuant to Sections 2, 3, 4 and 5 hereof shall terminate and the Employee shall forfeit any amounts which otherwise would be owed to him thereunder, provided, however, that notwithstanding the foregoing, the Company shall not have the right to terminate such payments and


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

                           benefits unless it has afforded the Employee, together with (at the Employee's option) the Employee's counsel, an opportunity to be heard before the Company's Board of Directors at a meeting of the Board of Directors called after reasonable notice to the Employee. The Company's right to cease payments and benefits as set forth in the preceding sentence shall be in addition to any and all other rights, remedies and damages to which the Company may be entitled in the event of such a breach.

         12. Notices. All (i) notices and other communications hereunder shall be given in writing by hand delivery, sent via facsimile to the facsimile number below with telephone confirmation, sent by overnight courier or registered or certified mail, return receipt requested, postage prepaid, addressed to the party to receive the same at his or its respective address set forth below or at such other address as may from time to time be designated by either party to the other hereunder in accordance with this Section 12 and (ii) all payments payable to the Employee hereunder shall be sent to the Employee's account already designated by the Employee for purposes of the Company's direct payroll deposit system or, upon written notice furnished by the Employee to the Company in accordance with this Section 12, such payments shall be sent by check to the address designated by the Employee in such notice:

                           If to the Employee:
                                    Terrence E. Geremski
                                    One Loch Ridge Court
                                    Greensboro, NC  27408
                                    Fax No. 336/545-9155

                           If to the Company:
                                    Guilford Mills, Inc.
                                    4925 W. Market Street
                                    Greensboro, NC  27407
                                    Attn:  Law Department
                                    Fax No. 336/316-4057

         13.      Miscellaneous.

                  (a) This Agreement and exhibits attached hereto describe the parties' entire agreement with respect to the benefits to which the Employee is entitled by virtue of his employment with the Company and his service on the Company's Board of Directors and the termination thereof, and the Employee is entitled to no benefits arising out of or in connection with such employment or service (or termination thereof) other than the benefits expressly described or referenced herein.



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                  (b)      All changes, additions, modifications or deletions
                           hereto must be in writing and signed by all of the parties in order to be effective.

                  (c) This Agreement has been executed in Guilford County, North Carolina, and shall be construed, interpreted, and enforced pursuant to and under the internal laws of the State of North Carolina without regard to principles of conflict of laws. Furthermore, the parties agree to accept service of process and to litigate any dispute between them arising out of or related to this Agreement, in the District or Superior Court Division of the General Court of Justice of the State of North Carolina, Guilford County, submitting to the jurisdiction of such court, and they waive any right to object to or to contest service of process or such jurisdiction and to litigate elsewhere.

                  (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which, when taken together, shall constitute the same Agreement.

                  (e) This Agreement may be enforced by any party it is intended to benefit, including without limitation, the Employee's estate, heirs and personal representatives and the Company's employees, officers and directors.

                  (f) In case any one or more of the provisions of this Agreement should be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

                  (g) No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

                  (h) During the Severance Period, the Employee shall provide from time to time, upon reasonable advance notice and without any additional compensation (except that the Employee shall be entitled to reimbursement for reasonable and necessary expenses incurred in connection therewith), additional consulting services to the Company, including without limitation consultation with the Company's counsel, with respect to any litigation, arbitration, claim or investigative proceeding involving or affecting the Company, provided, however, that in no event shall the Employee be required to provide consulting services to the extent, and only to the extent, that the provision of such services would unreasonably interfere with the Employee performing full-time employment services, or substantially similar services, to any person, firm or entity other than the Company.

                  (i) The Employee expressly acknowledges that (1) he has fully read and understands this Agreement and the final and binding nature and effect hereof, (2) he is executing this Agreement of his own free will and volition, (3) he has had an opportunity to consult with his own legal counsel and (4) he has had a reasonable opportunity to review and consider this Agreement.

                  (j) The Employee expressly acknowledges that the severance payments provided for hereunder are in addition to any other benefits he is otherwise entitled to by virtue of the termination of his employment with the Company.

                  (k) This Agreement has been jointly negotiated by the parties and no part of this Agreement shall be construed either in favor of or against either party on the basis of a party's identity as the drafter of any part of this Agreement or on some other basis.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


Attest:                                     GUILFORD MILLS, INC.


/s/ Robert A. Emken, Jr.                    By:  /s/ Charles A. Hayes
------------------------                    -------------------------
Secretary                                   Name:  Charles A. Hayes
                                            Title:  Chairman of the Board


[CORPORATE SEAL]
                                            /s/ Terrence E. Geremski
                                            ------------------------
                                            Terrence E. Geremski

                                                                       EXHIBIT A

   FIRST AMENDMENT TO SENIOR MANAGERS' SUPPLEMENTAL RETIREMENT PLAN AGREEMENT

         THIS FIRST AMENDMENT TO SENIOR MANAGERS' SUPPLEMENTAL RETIREMENT PLAN AGREEMENT is entered into this 27th day of September, 2000 by and between Guilford Mills, Inc., a Delaware corporation (the "Corporation"), and Terrence
E. Geremski (the "Associate").

                                   WITNESSETH:

         WHEREAS, the Corporation and the Associate have entered into a plan agreement, dated as of July 1, 1992 (the "Plan Agreement"), pursuant to the terms of the Corporation's Senior Managers' Supplemental Retirement Plan; and

         WHEREAS, the parties desire to amend the terms of the Plan Agreement as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. The second sentence of Section 1 of the Plan Agreement is hereby deleted in its entirety and the following is substituted in its place:

                  Upon attaining age 65, the Associate shall be eligible to receive from the Corporation an annual amount of $125,000, payable in substantially equal monthly installments, for a period of ten consecutive years.

         2. Section 2 of the Plan Agreement is hereby deleted in its entirety.

         3. Section 4 of the Plan Agreement is hereby deleted in its entirety.

         4. Except as otherwise expressly provided herein, the Plan Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                              GUILFORD MILLS, INC.

                              By:  ________________________________
                              Name:  ____________________________
                              Title:  _____________________________


                              ----------------------------------
                              Terrence E. Geremski

                                                                       EXHIBIT B

   FIRST AMENDMENT TO SENIOR MANAGERS' PRE-RETIREMENT LIFE INSURANCE AGREEMENT

         THIS FIRST AMENDMENT TO SENIOR MANAGERS' PRE-RETIREMENT LIFE INSURANCE AGREEMENT is entered into this 27th day of September, 2000 by and between Guilford Mills, Inc., a Delaware corporation (the "Corporation"), and Terrence
E. Geremski (the "Associate").

                                   WITNESSETH:

         WHEREAS, the Corporation and the Associate have entered into a Senior Managers' Pre-Retirement Life Insurance Agreement, dated as of July 1, 1992 (the "Insurance Agreement"); and

         WHEREAS, the parties desire to amend the terms of the Insurance Agreement as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. The first sentence of Section 6 of the Insurance Agreement is hereby deleted in its entirety and the following is substituted in its place:

                  This Agreement shall terminate upon the last day of the month in which the Associate receives his last severance payment pursuant to the terms of the Severance Agreement, dated September 27, 2000, between the Associate and the Corporation.

                  2. The second sentence of Section 8 of the Insurance Agreement is hereby deleted in its entirety and the following is substituted in its place:

                  The Associate shall pay such required premium to the Corporation through after tax contributions withheld from his salary or severance payments, as the case may be.

                  3. Section 9 of the Insurance Agreement is hereby deleted in its entirety.

                  4. Except as otherwise expressly provided herein, the Insurance Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                              GUILFORD MILLS, INC.

                              By:  ________________________________
                              Name:  ____________________________
                              Title:  _____________________________


                              ----------------------------------
                              Terrence E. Geremski

                                                                       EXHIBIT C

        FIRST AMENDMENT TO SENIOR MANAGERS' LIFE INSURANCE PLAN AGREEMENT

         THIS FIRST AMENDMENT TO SENIOR MANAGERS' LIFE INSURANCE PLAN AGREEMENT is entered into this 27th day of September, 2000 by and between Guilford Mills, Inc., a Delaware corporation (the "Corporation"), and Terrence E. Geremski (the "Participant").

                                   WITNESSETH:

         WHEREAS, the Corporation and the Participant have entered into a Senior Managers' Life Insurance Plan Agreement, dated as of July 1, 1992 (the "Plan Agreement"), pursuant to the terms of the Corporation's Senior Managers' Life Insurance Plan; and

         WHEREAS, the parties desire to amend the terms of the Plan Agreement as set forth below.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1. The first sentence of the fourth paragraph of the Plan Agreement (i.e., the first paragraph appearing under the heading "Termination of this Agreement Prior to Death of the Participant") is hereby deleted in its entirety and the following is substituted in its place:

                  Prior to the death of the Participant, this Agreement shall terminate upon the date the Participant reaches age 65 or, if earlier, upon the occurrence of any of the events set forth in Sections 6.0 (A), (C), (D) or (E) of the Plan.

                  2. The first sentence of the fifth paragraph of the Plan Agreement (i.e., the first paragraph appearing under the heading "Premiums") is hereby deleted in its entirety and the following is substituted in its place:

                  The Participant hereby agrees that his annual premium under the Policy shall be withheld by the Corporation from his salary or severance payments, as the case may be, in regular equal installments.

                  3. Except as otherwise expressly provided herein, the Plan Agreement remains unmodified and in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.


                              GUILFORD MILLS, INC.

                              By:  ________________________________
                              Name:  ____________________________
                              Title:  _____________________________


                              ----------------------------------
                              Terrence E. Geremski